Exhibit (d)(3)(i)

SCHEDULE A

To Amended and Restated Expense Limitation Agreement of Ashmore Funds

Amended as of June 3, 2011

Covered Funds

Covered Fund	Class	Expense Limit	Commencement Date	Expiration Date
Ashmore Emerging Markets Corporate Debt Fund	Institutional Class	1.17%	11/25/2010	11/24/2010
	Class A	1.45%	2/21/2011	2/20/2012
	Class C	2.20%	2/21/2011	2/20/2012
Ashmore Emerging Markets Local Currency Fund	Institutional Class	0.87%	11/25/2010	11/24/2010
	Class A	1.15%	2/21/2011	2/20/2012
	Class C	1.90%	2/21/2011	2/20/2012
Ashmore Emerging Markets Local Currency Bond Fund	Institutional Class	0.97%	11/25/2010	11/24/2010
	Class A	1.25%	2/21/2011	2/20/2012
	Class C	2.00%	2/21/2011	2/20/2012
Ashmore Emerging Markets Sovereign Debt Fund	Institutional Class	0.92%	11/25/2010	11/24/2010
	Class A	1.20%	2/21/2011	2/20/2012
	Class C	1.95%	2/21/2011	2/20/2012

[Schedule A to Expense Limitation Agreement]

Ashmore Emerging Markets Total Return Fund	Institutional Class	1.02%	11/25/2010	11/24/2010
	Class A	1.30%	2/21/2011	2/20/2012
	Class C	2.05%	2/21/2011	2/20/2012
Ashmore Emerging Markets Equity Fund	Institutional Class	1.17%	6/ /2011	6/ /2012

Dated as of: June 3, 2011

[signature page follows]

[Schedule A to Expense Limitation Agreement]

IN WITNESS WHEREOF, the Trust and the Manager have each caused this amended Schedule A to the Amended and Restated Expense Limitation Agreement to be signed on its behalf by its duly authorized representative, as of the date hereof.

ASHMORE FUNDS

By:
Name:
Title:

ASHMORE INVESTENT MANAGEMENT LIMITED

By:
Name:
Title:

Date: June 3, 2011

[Schedule A to Expense Limitation Agreement – Signature Page]